UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Ave. Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 661-2224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective June 10, 2016, Bone Biologics Corporation (the “Company”) entered into the Tenth Amendment to the License Agreement (the “Tenth Amendment”) with The Regents of the University of California (the “Regents”). Under the License Agreement, as amended, the Company is responsible for the development and commercialization for Nell-1 (the “Licensed Product”). The Licensed Product is a recombinant human protein growth factor that is essential for normal bone development. Under the terms of the License Agreement, the Regents have previously granted the Company exclusive rights to develop and commercialize the Licensed Product for use in spinal fusions (the “Initial Field of Use”).

The Tenth Amendment grants to the Company an exclusive right to negotiate the expansion of the Initial Field of Use to include treatment of osteoporosis (the “Option”). The term of the Option is for one year commencing June 3, 2016. The Company may exercise the Option by providing notice after completion of certain diligence milestones set forth in the Tenth Amendment. Upon exercise, the Company and the Regents will negotiate in good faith the terms and conditions of an agreement.

The foregoing description of the Tenth Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Tenth Amendment, which is filed as an exhibit to this report and incorporated herein by reference.

Item 8.01 Other Events

On June 14, 2016, the Company issued a press release regarding the Tenth Amendment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

Exhibit No.	Description

10.1	Tenth Amendment, dated June 3, 2016, by and between the Company and The Regents of the University of California

99.1	Press Release dated June 14, 2016 relating to the Tenth Amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2016	Bone Biologics Corporation

	By:	/s/ STEPHEN R. LANEVE
	Name:	Stephen R. LaNeve
	Title:	Chief Executive Officer

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Index to Exhibits

Exhibit No.	Description

10.1	Tenth Amendment, dated June 3, 2016, by and between the Company and The Regents of the University of California

99.1	Press Release dated June 14, 2016 relating to the Tenth Amendment

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